UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2013

Strongbow Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2300-8th Avenue SW, Calgary, Alberta  T2P 3M3
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 539-9711

250-777N. Rainbow Blvd., Las Vegas, NV  89107
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2013, Robert Martin resigned as sole director, Chief Executive Officer, President, Secretary and Treasurer of our company and Michael Caetano was elected to those positions.

From 1998 to 2008, Mr. Caetano owned multiple businesses in the Greater Toronto Area establishing and selling several new restaurants and automotive centres from conception to design including management and operations.

From August 2008 to 2010, Mr. Caetano was Vice President of Operations for NorCat Financial and was accountable for brokered deals and investor fundraising for multiple private and public investment companies, including direct investing, private placements and mergers & acquisitions. He was responsible for introducing investing clients to businesses or investment companies who require funding by analyzing needs and delivering on client’s investment objectives.

From May 2008 to 2011, Mr. Caetano was President of a Venture Capital Company, Global Asset Management and was responsible for directing Private and Public companies in achieving all aspects of strategy, development and growth. This involved strategic tasks such as procurement, development and execution of investment analysis, investment fund deployment with a focus on return on investment, client relationships, managing and fostering co-operative relationships with clients and employees.

Since January 2008, Mr. Caetano has been a senior executive of Skyline Custom Homes Corporation and is accountable for procurement and deployment of multiple real estate development projects, as well as responsible for the design, development and implementation of various stages of residential and commercial construction developments.

Since 2009, Mr. Caetano has been involved in the oil and gas industry, helping companies restructure, raise capital and manage day-to-day operations to establish company growth. Mr. Caetano has worked with Open Bay Inc. and Big Lake Energy Ltd.

Mr. Caetano graduated in 1995 from Seneca College with a Diploma in Fine Arts & Technology specializing in the Business Administration – Entrepreneurship and Small Business Program.

Family Relationships

There are no family relationships among our directors or officers as we only have one director and officer.

Certain Related Transactions and Relationships

Since our the beginning of our fiscal year ended December 31, 2012, we have not been a party to any transaction, proposed transaction, or series of transactions in which Mr. Caetano or any member of the immediate family of Mr. Caetano has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBOW RESOURCES, INC.

Date: August 6, 2013	By:	/s/ Michael Caetano
Michael Caetano
Chief Executive Officer